                                                                   EXHIBIT 10.10
                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT is entered into as of March 29, 1999 between medibuy.com, a Delaware Corporation with a principal place of business at 7777 Alvarado Road, Suite 401, La Mesa, California, 91941 ("COMPANY") and Dennis J. Murphy of 4385 Canyon Crest West Road, San Ramon, California, 94583 ("EXECUTIVE").

        1. Employment.

        COMPANY hereby employs EXECUTIVE, and EXECUTIVE hereby agrees to accept employment from COMPANY, as Chief Executive Officer ("CEO") of COMPANY. EXECUTIVE agrees during the term of his employment under this Agreement and in his capacity as Chief Executive Officer to perform the duties and responsibilities of the office of CEO as set forth in COMPANY's bylaws and as required under Delaware corporation law. EXECUTIVE agrees to perform such services as shall be determined from time to time by the Board of Directors. EXECUTIVE further agrees to use his best efforts to promote the interests of COMPANY and to devote his full business time and energies to the business and affairs of COMPANY, unless otherwise authorized by a vote of the Board of Directors. EXECUTIVE may, however, engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties to COMPANY hereunder.

        2. Term of Employment.

        The employment under this Agreement shall commence on March 29, 1999, and shall end on March 29, 2000, provided that the term of the Agreement shall be extended automatically for successive periods of one year unless otherwise terminated under Paragraph 5 of this Agreement.

        3. Compensation.

        (a) Base Salary. As compensation for services provided to COMPANY, EXECUTIVE shall receive a salary at the annual rate of $195,000, less such payroll and withholding taxes as required by law to be deducted and such other amounts as EXECUTIVE shall authorize in writing. The salary shall be payable in semi-monthly installments. Such salary may be increased, but not decreased, from time to time as decided in the discretion of the Board of Directors of COMPANY.

        (b) Bonus. As additional compensation for services rendered by EXECUTIVE, EXECUTIVE shall be entitled to participate in any incentive bonus program that COMPANY's Board of Directors may establish for its executive employees. Such bonus program shall provide a maximum bonus of fifty percent (50%) of the salary paid during the year in which the bonus is earned, based upon factors established by the Board of Directors,

        (c) Equity Compensation. As further compensation for the services rendered by EXECUTIVE, upon his commencement of employment with COMPANY pursuant to this Agreement, EXECUTIVE will be granted an incentive stock option to purchase Fifty-Eight Thousand Five Hundred (58,500) shares of Common Stock of COMPANY at an exercise price per share of $1.50 per share, the fair market value of the Common Stock as determined by the Board of Directors as of the date of this Agreement. Such options shall be issued pursuant to, and their exercise and the issuance of shares upon exercise shall be subject to, the conditions of the COMPANY's 1999 Equity Incentive Plan. In addition, the 4,000 shares of COMPANY'S Common Stock previously purchased by EXECUTIVE (1,000 shares at $0.01 per share and 3000 shares at $1.50 per share) shall be free of any right of repurchase in favor of the COMPANY, but shall be subject to the same restrictions and obligations (including restrictions upon transfer under applicable securities laws) as will apply to Common Stock issued to

EXECUTIVE upon his exercise of the stock options described above.

               (i) Vesting of Options. EXECUTIVE'S incentive stock options shall vest according to the following schedule:

        8,500 option shares shall vest and be subject to exercise immediately upon EXECUTIVE'S commencing employment under this Agreement;

        50,000 option shares shall vest and be subject to exercise at the rate of 1041.67 shares for each full month that EXECUTIVE'S employment continues under this Agreement after the first anniversary hereunder.

               (ii) Change in Control of Company. Anything in Subparagraph 3(c)(i) to the contrary notwithstanding, any agreement, including, but not limited to, a letter of intent, entered into by COMPANY which ultimately results in a "change in control" of COMPANY, as defined below, shall cause to vest that number of option shares (the "Accelerated Options") equal to sixty percent (60%) of that portion of the options shares granted by this Agreement that have not otherwise vested as of the date of the change in control.* Subject to provisions regarding termination of EXECUTIVE'S employment for cause hereunder, the remaining 40% of such unvested share options shall vest at the rate of 1/12 upon the completion of each full month of employment thereafter, unless such share options would vest sooner pursuant to some other provision of this Agreement, in which event the schedule which results in the earlier vesting shall apply. In the event that, within the first twelve (12) months from the effective date of a change in control, EXECUTIVE's employment is terminated without cause or EXECUTIVE's duties as Chief Executive Officer are significantly changed, the balance of the option

-----------
For example, if as of the date of a change in control 21,000 of the 58,500 option shares have already vested, then upon the change in control an additional 60% of the remaining 37,500, or another 22,500 shares, will vest.

shares granted to EXECUTIVE under this Agreement that have not vested as of the date of such termination or significant change in duties shall vest immediately. "Change in control" shall mean the first to occur of; 1) a merger of COMPANY into, or a consolidation or other reorganization of COMPANY with, another person or business entity with the result that less than fifty percent (50%) of the directors of the resulting business entity immediately following the merger, consolidation or other reorganization were directors of COMPANY immediately prior to the merger, consolidation or other reorganization; or 2) a sale by COMPANY of more than fifty percent (50%) of its assets (as measured at the time of the agreement to sell); or 3) any event or events following the reconstitution of the Board of Directors of COMPANY in connection with the sale of Series C and/or Series D Preferred Stock of COMPANY (the "Preferred Stock Placement") as a result of which the persons constituting the Board of Directors as a result of such Preferred Stock Placement reconstitution cease to be at least 50% of the directors of COMPANY, provided, however, that any member of the Board of Directors of COMPANY whose election or nomination for election by the shareholders of COMPANY was approved by the vote of at least a majority of the individuals then constituting the Board of Directors shall be considered to have been a member of the Board of Directors immediately after the reconstitution of the Board following the Preferred Stock Placement; or 4) a transaction or series of transactions by which more than 50% of the voting equity securities of COMPANY come to be under the control of a single entity or a group of entities acting in concert to acquire control of COMPANY, but specifically excluding any change in ownership that results from an initial public offering of COMPANY'S voting equity securities that is authorized or approved by COMPANYs Board of Directors.

               (iii) Protection against Dilution. The number of options granted to EXECUTIVE under this Agreement shall be adjusted, if necessary, so that the number is equal to 3.4% of the Company's outstanding common stock on a fully diluted, as converted basis (the "Minimum Percentage"). The Minimum Percentage shall be determined prior to, and without regard to, the Company's issuance of any shares in connection with an initial public offering of its stock or a change in control as described in the preceding paragraph, including any shares that are issued as compensation to brokers, underwriters or other persons involved, directly or indirectly, in arranging such public offering or change in control. Any additional options granted to EXECUTIVE pursuant to this provision shall have an exercise price equal to the fair market value of the Common Stock of Company at the date of the grant, taking into consideration the effect of the stock issuance(s), if any, that trigger application of this provision.

        4. Participation in Benefit Plans, Reimbursement of Business Expenses and Moving Expenses

        (a) Benefit Plans. During the term of this Agreement, EXECUTIVE shall be provided with medical insurance, vacation benefits, sick leave benefits, and holidays which are not less than, and on terms no less favorable than, COMPANY provides to its other executive employees.

        (b) Reimbursement of Business Expenses. During the term of this Agreement, COMPANY shall reimburse EXECUTIVE promptly for all expenditures, including travel, entertainment, parking, business meetings, and the monthly costs (including dues) of maintaining memberships at appropriate clubs which are incurred and submitted for reimbursement in accordance with the policies established from time to time by the Board of Directors.

        (c) Moving Expenses. COMPANY shall reimburse EXECUTIVE for all actual relocation expenses, up to a maximum of fifty thousand and 00/100 dollars ($50,000.00), for EXECUTIVE's relocation from San Ramon to the San Diego area in accordance with the terms of the Relocation Benefits Agreement, which Agreement is attached hereto as Appendix A.

        5. Termination of Employment.

        (a) Automatic Termination. This Agreement will automatically terminate in the event of EXECUTIVE's death, or EXECUTIVE's disability which prevents EXECUTIVE from performing substantially all of his duties and responsibilities for a continuous period of ninety (90) days. COMPANY shall have no further obligations to EXECUTIVE or his estate upon such automatic termination, except to honor the exercise of any stock options that have vested prior to the date of such termination, subject to the applicable conditions of the 1999 Equity Incentive Plan.

        (b) Termination Not for Cause. In the event that COMPANY terminates this Agreement without cause, COMPANY shall, subject to the conditions set forth in
Section 6(b), below, continue to pay EXECUTIVE his salary at the level in effect at the time of termination for a period of one (1) year, plus any accrued, but unused vacation, and less any applicable payroll and withholding taxes or other legally required deductions. The one-year salary continuation for EXECUTIVE shall be paid in the same manner and at the same intervals as if EXECUTIVE continued his employment during that one year period. COMPANY reserves the right to pay the one-year salary continuation amount in a lump sum. No other compensation or benefits shall be due to EXECUTIVE.

        (c) Termination for Cause. Notwithstanding the provisions of Sub-paragraph 5(b), COMPANY may terminate EXECUTIVE's employment for cause. For purposes of this Agreement, COMPANY shall have "cause" to terminate EXECUTIVE's employment in the event of the following:

        1) EXECUTIVE commits a criminal act of dishonesty;

        2) EXECUTIVE commits a repeated violation of a written COMPANY Policy after being provided with written notice by COMPANY which specifies the initial Policy violation;

        3) Continued failure by EXECUTIVE to perform the material aspects of EXECUTIVE's duties and responsibilities after written warning from the Board of Directors specifying the duties or responsibilities which EXECUTIVE has failed to perform;

        4) A material breach by EXECUTIVE of any provision of this Agreement.

        EXECUTIVE shall not be deemed to have been terminated for cause unless and until there has been delivered to him, in writing, a certification that the majority of the non-officer members of the Board have found in good faith that EXECUTIVE has engaged in conduct constituting cause within the meaning of this Paragraph, which certification shall specify the particulars upon which the decision is based. The Board of Directors shall notify EXECUTIVE if it intends to consider termination of this Agreement for cause, and upon his request the EXECUTIVE shall have the right to present to the Board such information as he believes is relevant to the Board's decision. However, as in the case of any matter which involves a conflict of interest for EXECUTIVE, the EXECUTIVE shall not have, and he hereby expressly waives, any right to be present at or participate in the deliberations of the Board of Directors with respect to a vote to terminate this Agreement for cause. The vote set forth in this provision shall be adequate for the purpose described herein, notwithstanding that the bylaws of the COMPANY or the Corporation Law of the State of Delaware specifies other procedures for votes of the Board of Directors, and EXECUTIVE waives any rights that he may have to challenge the procedural validity of any vote to terminate his employment taken in accordance with this provision. Such waiver shall not extend to the right of EXECUTIVE to challenge the legality or validity of his termination for any other reason.

        In the event EXECUTIVE's employment is terminated for cause, he will not be entitled to receive any severance pay or any other severance compensation.

        (d) Resignation. EXECUTIVE retains the right to resign or otherwise voluntarily terminate his employment with COMPANY upon ninety (90) days' written notice to the Board of Directors. In the event EXECUTIVE resigns or otherwise voluntarily terminates his employment with COMPANY, EXECUTIVE shall not be entitled to any compensation, including benefits, beyond the effective date of his resignation.

        (e) Board Membership. In the event of EXECUTIVE's resignation from or the termination of his employment for any reason, he shall submit a letter of resignation from his seat on the Board of Directors.

        (f) Stock Options. Subject to the Change in Control provisions of
Section 3(c)(ii), above, only the shares subject to the stock options granted to EXECUTIVE above that have vested up to the date of the termination of or his resignation from his employment under this Agreement may be exercised by EXECUTIVE, such exercise to be subject to the conditions set forth in the COMPANY's 1999 Equity Incentive Plan, as it may be amended from time to time. Any stock options that are unvested as of the date of EXECUTIVES's termination shall be null and void.

        6. Noncompetition, Confidentiality and Conflicts of Interest.

        (a) EXECUTIVE agrees and understands that, as the CEO of COMPANY, he will gain possession of confidential information about COMPANY and the way it conducts its business. In conjunction with the execution of, and as part of the consideration given for, this Agreement, EXECUTIVE will execute the Proprietary Information and Inventions Agreement that is attached to this Agreement as Appendix B. EXECUTIVE's duties and obligations under Appendix B shall survive termination of his employment with COMPANY. EXECUTIVE acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of Appendix B would be inadequate to protect COMPANY against the consequences of such breach, and he therefore agrees that the COMPANY shall be entitled to injunctive relief in case of any such breach or threatened breach.

        (b) Restrictive Covenant. During any period that EXECUTIVE is receiving severance compensation from COMPANY following the termination date of EXECUTIVE's employment under this Agreement, EXECUTIVE shall not, without first obtaining the prior written approval of COMPANY, directly or indirectly engage in any activities in competition with COMPANY, or accept employment or establish a business relationship with a business engaged in competition with COMPANY (specifically, promoting and receiving revenue for the marketing, sale and distribution of goods, equipment and services in the "Healthcare Field" via the Internet, as that term is defined in the license agreement between COMPANY and among others, iBO$, Inc. dated March 25, 1999, and such other businesses as COMPANY comes to be actively engaged in during the term of this Agreement), in any geographical area in which COMPANY, as of the termination date, either conducts or plans to conduct business. In the event that EXECUTIVE undertakes any such activities without written permission from COMPANY, COMPANY'S obligation to pay EXECUTIVE severance compensation under this provision shall cease.

        (c) Conflicts of Interest. EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to COMPANY, its business or prospects, financial or otherwise. However, EXECUTIVE may own, as a passive investor, securities of any publicly traded companies, provided his beneficial ownership of the stock of any one such corporation does not exceed 1% of such corporation's voting stock.

        (d) Non-interference. While employed by COMPANY, and for a period of one
(1) year immediately following the termination of his employment, EXECUTIVE will not interfere with the business of COMPANY by:

        (i) soliciting, attempting to solicit, inducing or otherwise causing any employee of COMPANY to terminate his or her employment in order to become an employee, consultant or contractor to or for any competitor of COMPANY;

        (ii) directly or indirectly soliciting the business of any customer of COMPANY which at the time of termination or one year prior thereto was listed on COMPANY's customer list, which solicitation, if successful, would result in the loss of business or potential business for COMPANY.

        7. Notices.

        For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

        If to EXECUTIVE:     Dennis J. Murphy
                             4385 Canyon Crest West Road
                             San Ramon, California, 94583

        If to COMPANY:       medibuy.com
                             7777 Alvarado Road, Suite 401
                             LaMesa, California 91941

                             Attn: The President

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement or, in the case of EXECUTIVE, to the address listed for him in COMPANY's records and in the case of COMPANY, to the address known by him to be where the office of the President of COMPANY is located.

        8. Modification, Waiver.

        No provision in this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by EXECUTIVE and a person duly authorized by the Board of Directors of COMPANY so to act.

        9. Severability.

        If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal, or court of competent jurisdiction, such determination shall be considered as a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

        10. Successor Rights and Assignment.

        This Agreement shall bind, inure to the benefit of and be enforceable by EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of COMPANY under this Agreement may be assigned by COMPANY, in which event it shall be binding upon, and inure to the benefit of, the person(s) or entity(ies) to whom it is assigned. EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of COMPANY.

        IN WITNESS WHEREOF, EXECUTIVE and COMPANY have entered into this Agreement as of the date first above written.

                                   EXECUTIVE:

                                   /s/ DENNIS J. MURPHY
                                   -----------------------------
                                   Dennis J. Murphy



                                   MEDIBUY.COM, INC.

                                   By: /s/ MICHAEL CHERMAK
                                      --------------------------
                                   Its:
                                       -------------------------

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of October 26, 1999 (the "Effective Date"), by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and DENNIS J. MURPHY ("Executive").

        WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated March 29, 1999 (the "Employment Agreement"); and

        WHEREAS, the parties desire to amend the Employment Agreement as set forth in this Amendment.

        NOW THEREFORE, in consideration of the mutual benefits contained herein, the parties, intending to be legally bound, hereby agree as follows:

        1. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

        2.      The Employment Agreement is hereby amended as follows:

                (a) In addition to serving as the Chief Executive Officer of the Company, Executive has been appointed by the Company's Board of Directors to serve as President of the Company. The Employment Agreement is hereby amended to include Executive's employment with the Company as Chief Executive Officer and President.

                (b) Executive's annual salary under Section 3(a) of the Employment Agreement is hereby agreed to be $250,000, less applicable payroll and withholding taxes and other authorized deductions.

                (c) Section 3(c)(iii) ("Protection Against Dilution") is deleted in its entirety. In addition, in consideration of such deletion the Company shall grant to Executive a fully vested, immediately exercisable incentive stock option to purchase 150,000 shares of Common Stock under the Company's 1999 Omnibus Equity Plan.

                (d) The following provision is hereby added as Section 3(c)(iv) of the Employment Agreement:

                        "Section 3(c)(iv) Securities Registration. COMPANY shall
                cause all of EXECUTIVE's share options, and the issuance of shares upon exercise thereof, to be included in an effective registration statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, within 180 days after the initial registered public offering of COMPANY's Common Stock or other equity securities convertible into Common Stock."

                (e)     The following provision is hereby added at the end of
Section 4(a):

                "COMPANY agrees that it shall reimburse EXECUTIVE for insurance premiums for disability insurance not to exceed an amount of $5,000 in any 1 year."


                                       1.

                (f)     The following provision is hereby added at the end of
Section 4(c) of the Employment Agreement:

                        "To the extent relocation expenses reimbursed under this
                Section 4(c) will are subject to state or federal taxation, COMPANY will pay an additional amount (the "Gross-Up Payment") such that after payment of all state and federal taxes on the reimbursement and the Gross-Up payment, EXECUTIVE will retain an amount equal to the reimbursement. COMPANY will expect EXECUTIVE to fully and completely cooperate with COMPANY with respect to all matters associated with the taxation or potential taxation of such reimbursement. EXECUTIVE has consulted with EXECUTIVE's own tax advisor with respect to tax implications related to the reimbursement of relocation expenses."

                (g) The following provision is hereby added as Section 4(d) of the Employment Agreement:

                "Section 4(d) Legal Expenses. COMPANY will reimburse EXECUTIVE for actual fees and expenses incurred by him in connection with the review and negotiation of this Agreement, up to a maximum of $3,000."

        3. For purposes of clarification, the parties agree that the vesting schedule of the stock option granted to Executive by the Company on November 17, 1999 is as follows:

                        25% of the shares (or 26,250 shares) subject to the
                option are fully vested and immediately exercisable upon grant, and the remaining shares subject to the option are fully vested and immediately exercisable upon grant, and the remaining shares subject to the option will vest in equal monthly portions over 36 months beginning on April 29, 2000.

        4. This Amendment shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and performed entirely within California by California residents.

        5. This Amendment may be signed in any number of counterparts, each of which will be deemed an original, and all of which taken together shall constitute one and the same instrument.

        6. Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect. This Amendment together with the Employment Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof or thereof.


                                       2.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                       MEDIBUY.COM, INC.


                                       By: /s/ NORMAN FARQUHAR
/s/ DENNIS J. MURPHY                       -------------------------------------
--------------------------------
DENNIS J. MURPHY                       Name: Norman Farquhar
                                             -----------------------------------

                                       Title: Executive Vice President and
                                              Chief Financial Officer
                                              ----------------------------------


                                       3.

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of January 28, 2000 by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and DENNIS J. MURPHY ("Executive").

        A. Executive is the PRESIDENT AND CHIEF EXECUTIVE OFFICER of the Company pursuant to an employment agreement dated as of MARCH 29, 1999, as amended (the "Employment Agreement"); and

        B. Because of Executive's intimate knowledge of the business of the Company, the Company and Executive desire to amend the Employment Agreement to provide for a consulting agreement between the Company and Executive upon Executive's termination of employment.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      AMENDMENT OF EMPLOYMENT AGREEMENT.

        1.1 The parties agree to replace the provisions relating to severance payments with the Consulting Agreement and terms as contemplated in this Amendment.

        1.2 Section 5(b) of the Employment Agreement is hereby amended and replaced in its entirety by the following:

               "Termination Not for Cause. In the event that COMPANY terminates this Agreement without cause, then upon EXECUTIVE furnishing COMPANY with an executed Waiver and Release (in the form attached hereto as Appendix B), COMPANY and EXECUTIVE shall then each execute and deliver a Consulting Agreement in the form attached hereto as EXHIBIT A. Notwithstanding the foregoing, if any party fails to deliver an executed copy of the Consulting Agreement, such agreement shall be deemed to be entered into by both parties and shall continue in full force and effect. The parties acknowledge that EXECUTIVE shall not be entitled to any payment or benefit under the Consulting Agreement unless EXECUTIVE shall first execute the Waiver and Release."

        1.3 The heading for Section 6 of the Employment Agreement is hereby modified and replaced in its entirety by the following:

               "Confidentiality, Conflicts of Interest and Non-Interference."

        1.4 Section 6(b) ("Restrictive Covenant") of the Employment Agreement is hereby deleted from the Employment Agreement and replaced with the following:
"[Deleted]"

        1.5 Except as expressly modified hereby, all of the terms of the Employment Agreement shall continue in full force and effect.



                                       1.

2. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

3. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

4. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Executive. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

5. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

6. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      Dennis J. Murphy

                      --------------------
                      --------------------

7. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

8. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

9. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.



                                       2.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By:  /s/ Norman R. Farquhar
                                             -----------------------------------
                                        Name: Norman R. Farquhar
                                              ----------------------------------
                                        Title: EVP & CFO
                                               ---------------------------------


                                        Executive:


                                        /s/ Dennis J. Murphy
                                        ----------------------------------------



                                       3.

                                    EXHIBIT A

                              CONSULTING AGREEMENT


        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of ________________, 200__ by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and DENNIS J. MURPHY ("Consultant").

        A. Consultant and the Company previously entered into an employment agreement dated as of _____________, as amended (the "Employment Agreement"); and

        B. Consultant and the Company desire to enter into a consultancy arrangement upon the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      CONSULTING.

        1.1 In consideration for the promises and covenants set forth herein, for the period (the "Engagement Period") beginning on the effective date of Consultant's termination of employment under the Employment Agreement (the "Consulting Date") and ending on the date one year after the Consulting Date, the Company and Consultant agree that Consultant shall perform the services and undertake the duties and responsibilities set forth in Schedule A attached hereto and incorporated herein (collectively, the "Services"). Consultant shall render the Services under the terms and conditions set forth in this Agreement.

        1.2 During the Engagement Period, Consultant will not be considered an agent or an employee of the Company; Consultant will not have authority to make any representation, contract, or commitment on behalf of the Company and Consultant agrees not to do so; and Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

        1.3 During the Engagement Period, Consultant will be solely responsible for all tax returns and payments to any federal, state, or local tax authority with respect to Consultant's performance of services and the receipt of fees or other compensation and benefits under this Agreement. The Company will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. The Company will not: make withholdings or deductions from Consultant's payment checks; make contributions for Social Security, employment insurance or disability insurance; or obtain workers' compensation insurance on Consultant's behalf. During the Engagement Period, Consultant shall comply with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on compensation and benefits paid to Consultant under this Agreement. Consultant hereby indemnifies the Company against any and all such taxes or contributions, including penalties and interest.



                                       1.

        1.4 During the Engagement Period, subject to the terms and restrictions of this Agreement, Consultant may engage in employment, consulting or other work relationships in addition to Consultant's work for the Company. The Company agrees to make reasonable arrangements to enable Consultant to perform Consultant's consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Consultant may engage.

2. TERM. The term of this Agreement (the "Term") shall commence upon the Consulting Date. This Agreement shall remain in full force and effect until completion of the Engagement Period.

3. CONSULTING FEES. As payment for the Services, Consultant shall receive cash fees as set forth in Schedule B attached hereto and incorporated herein, which shall constitute complete payment for the Services.

4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

5. CONFIDENTIAL INFORMATION. In connection with the performance of Services under the Employment Agreement and this Agreement, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation techniques, designs, buying plans, drawings, leases, store designs, rollout plans, developments, equipment, prototypes, sales, supplier and customer information and relationships, and business and financial information relating to the business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the company which are or have been in Consultant's possession or control.

6.      PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

        6.1 Consultant agrees that, in order to protect the Confidential Information of the Company and in consideration of the fees received hereunder, during the Term of this Agreement, Consultant shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage in any activities in competition with the Company, or become an officer, director or employee of, or consultant to, or investor in, a business engaged in



                                       2.

competition with the Company's current business (specifically, any person or entity whose principal business is promoting and facilitating via the Internet transactions between third parties for the wholesale sale and distribution of goods, equipment and services in the healthcare field) and such other business or businesses in which the Company comes to be actively engaged during the term of Consultant's employment with the Company under the Employment Agreement. For purposes of this agreement, "healthcare field" means the provision of goods and/or services to any person, firm, corporation, business, partnership, limited liability company, association or other entity involved directly in the healthcare industry and/or to any person with respect to their medical or healthcare needs, including, without limitation, hospitals, surgical centers, medical clinics, outpatient facilities, medical groups, managed care organizations, health maintenance organizations, medical or health related associations, nursing homes, extended care facilities, doctors, physicians, dentists, chiropractors, veterinarians and other healthcare providers, practitioners, suppliers, patients or any other person providing or receiving healthcare service of any nature whatsoever.

        6.2 Ownership by Consultant, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

7. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

8. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

9. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

10. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's



                                       3.

execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

11. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

12. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

13. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

14. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

15. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      --------------------
                      --------------------
                      --------------------

16. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

17. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.



                                       4.

18. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Consultant:


                                        /s/ Dennis J. Murphy
                                        ----------------------------------------
                                        ----------------



                                       5.

                                   SCHEDULE A


                      SERVICES, DUTIES AND RESPONSIBILITIES

        During the Term, Consultant shall, upon request, consult with the Company by telephone, by mail and in person from time to time on a part-time basis during regular business hours. The consultation shall concern the management, operation, marketing, sales, purchasing, technology, financing and other aspects of the business of the Company, and may include Consultant's direct contacting of third parties at the reasonable request of the Company.



                                       1.

                                   SCHEDULE B


                           CONSULTING FEE AND BENEFITS

        The Company shall pay to Consultant for the Services an annual amount equal to the sum of:

               (i) an amount equal to the annual salary of Consultant in effect at the time of termination under the Employment Agreement (the "Consulting Fee") plus

               (ii) to the extent the payment of the amount described in (i) above is subject to state or federal taxation beyond that to which it would have been subject as severance pay under the Employment Agreement, the Company will pay an additional amount (the "Gross-Up Payment") such that after payment of all state and federal taxes on the Consulting Fee and the Gross-Up Payment, Consultant will retain an amount equal to the amount Consultant would have received as severance pay under the Employment Agreement.

The total amount described in (i) and (ii) above shall be paid monthly during the Term as provided herein.

        To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's group health insurance policies, Consultant will be eligible to continue Consultant's health insurance benefits. In the event Consultant elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse Consultant for the same portion of Consultant's COBRA health insurance premium that the Company previously paid for Consultant's coverage under the Employment Agreement. Consultant will be responsible for the same portion of the COBRA health insurance that Consultant previously paid for coverage under the Employment Agreement.

        The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the Services and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board of Directors from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

        Consultant will fully and completely cooperate with the Company with respect to all matters associated with the taxation or potential taxation of any payments and reimbursements hereunder. Consultant acknowledges that Consultant is responsible for consulting his or her own tax advisor with respect to any taxation matters.



                                       1.